Exhibit 10.4

Execution Version

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of July 20, 2015 by and among GC AESTHETICS FINANCE LIMITED, a private limited company incorporated in Ireland (the “Borrower”) and ROYALTY OPPORTUNITIES S.À. R.L., a Luxembourg société à responsabilité limitée (together with its Affiliates, successors, transferees and assignees, the “Lender”).

WHEREAS, the Borrower and the Lender entered into an Amended and Restated Credit Agreement, dated as of November 26, 2014, as amended by a certain First Amendment to Amended and Restated Credit Agreement, dated as of April 27, 2015 and by a certain Waiver and Second Amendment to Amended and Restated Credit Agreement, dated as of May 13, 2015 (as so amended, the “Credit Agreement”), pursuant to which the Lender has extended credit to the Borrower on the terms set forth therein;

WHEREAS, GC Aesthetics plc has filed a registration with the SEC for an initial public offering of its common stock (the “IPO”);

WHEREAS, the Borrower and the Lender wish to amend the Credit Agreement to remove, upon completion of the IPO, the board observation rights granted to the Lender pursuant to Section 7.14 of the Credit Agreement and the other revisions to the Credit Agreement set forth herein; and

WHEREAS, pursuant to Section 12.1 of the Credit Agreement, the Credit Agreement may be amended by an instrument in writing signed by each of the Borrower and the Lender.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2. Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Documents, statements and notices required to be delivered pursuant to this Section 7.1(b) and (c) (“Financial Statement Deliverables”) (to the extent any such Financial Statement Deliverables are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such Financial Statement Deliverables, or provides a link thereto, on the Borrower’s website on the Internet at the website address identified to the Lender; or (ii) on which such Financial Statement Deliverables are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access; provided, that: (i) the Borrower shall have notified the Lender (by facsimile or email) of the posting of any such Financial Statement Deliverables, and (ii) the Borrower shall deliver paper copies of such Financial Statement Deliverables to the Lender upon its request. Notwithstanding the foregoing, if the Borrower would, but for this sentence, be required to provide any documents, statements and notices required to be delivered pursuant to this Section 7.1 (“Deliverables”) that include any information that is not publicly available, the Borrower shall exclude such nonpublic information from such Deliverables provided to the Lender; provided, that the Borrower shall, (i) inform the Lender (without disclosing any information that is not publicly available) of the fact that information that would have otherwise been included in such Deliverables is not publicly available and was therefore excluded, and (ii) upon the request of the Lender, include such non-public information in such Deliverables (including any previous Deliverables that were delivered without such non-public information). Compliance by the Borrower with the requirements of the foregoing sentence shall be deemed to be compliance with this Section 7.1 with respect to any information that is not publicly available that the Borrower would have otherwise been required to deliver to the Lender but for the preceding sentence; provided that the foregoing shall not limit the Borrower’s obligations under Section 7.1(f) to notify the Lender of the occurrence of any Default.”

3. Amendment to Section 7.14. Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 7.14 Reserved.”

4. Amendment to Section 7.23. Section 7.23 of the Credit Agreement is hereby amended by restating it in its entirety as follows:

“Section 7.23 Quarterly Update Call. The chief financial officer of the Borrower will hold a meeting with the Lender by teleconference within one (1) month after the delivery by the Borrower of its financial statements pursuant to Section 7.1(b) and (c), to, at a minimum, discuss business operations and review financial statements, in each case with respect to the Borrower and its Subsidiaries.”

5. Amendment to Section 10.2.1(b). Section 10.2.1(b) of the Credit Agreement is hereby amended by replacing each reference therein to “30 days” with a reference to “45 days”.

6. Amendment to Section 10.2.1. Section 10.2.1 of the Credit Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding anything herein to the contrary, the Borrower shall exclude from each Additional Interest Report, and each delivery of information pursuant to Section 10.2.5(a) (together with any Additional Interest Report, collectively, the “Additional Interest Deliverables”), any information that is not publicly available; provided, if the Borrower would, but for this sentence, be required to provide any Additional Interest Deliverables that include any information that is not publicly available, the Borrower shall, (i) inform the Lender (without disclosing any information that is not publicly available) of the fact that information that would have otherwise been included in such Additional Interest Deliverable is not publicly available and was therefore excluded, and (ii) upon the request of the Lender, include such non-public information in such Additional Interest Deliverables (including any previous Additional Interest Deliverables that were delivered without such non-public information). Compliance by the Borrower with the requirements of the foregoing sentence shall be deemed to be compliance with the applicable sections of this Agreement with respect to any information that is not publicly available that the Borrower would otherwise have been required to deliver to the Lender.”

7. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon (i) receipt by the Lender and the Borrower of a counterpart signature of the other to this Amendment duly executed and delivered by each of the Lender and the Borrower and (ii) the completion of the IPO prior to August 7, 2015.

8. Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Lender (including, without limitation, the reasonable fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Lender, and of local counsel, if any, who may be retained by or on behalf of the Lender) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

9. No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Lender under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Lender to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

10. Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GC AESTHETICS FINANCE LIMITED as the Borrower

By:	/s/ Michael Bogle
Name:	Michael Bogle
Title:	Director

ROYALTY OPPORTUNITIES S.À R.L., as the Lender By OrbiMed Advisors, LLC, its investment manager

By:	/s/ Samuel D. Isaly
Name:	Samuel D. Isaly
Title:	Managing Member

Signature Page to Third Amendment to Amended and Restated Credit Agreement